UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  September 8, 2006

CORONADO INDUSTRIES, INC.
(Exact name of registrant as specified in its Charter)

Nevada	33-33042-NY	22-3161629
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

16857 E. Saguaro Blvd., Fountain Hills, Arizona 85268

(Address of principal executive offices, including zip code)

(480) 837-6810

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On September 8, 2006, Coronado Industries, Inc. (the “Company”) Board of Director Minutes were executed effective August 25, 2006, whereby the Company issued restricted shares of Company common stock to each of G. Richard Smith, Gary R. Smith and John T. LiVecchi, three Company Directors, in conversion of their outstanding loans and salary at August 25, 2006.  G. Richard Smith is to receive 25,460,822 shares for $99,000 of loan principal and $5,389.37 of interest and 29,471,707 shares for $120,834 of accrued salary.  Gary R. Smith is to receive 22,194,783 shares for $87,000 of loan principal and $3,998.61 of interest and 29,471,707 shares for $120,834 of accrued salary.  John T. LiVecchi is to receive 22,832,527 shares for $87,000 of loan principal and $6,613.36 of interest, with no accrued salary converted.  The shares to be issued to Messrs. Smith and Smith in conversion of their accrued salaries will not be issued until the Company has increased its authorized common stock shares.

The Company will have 158,242,508 common stock shares outstanding after the shares are issued in conversion of the outstanding loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO INDUSTRIES, INC.

Date: September 12, 2006	By:	/s/ G. Richard Smith

G. Richard Smith Chairman